UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.
On April 29, 2024, Harmonic Inc. ("Harmonic" or the “Company”) issued a press release regarding its preliminary unaudited financial results for the quarter ended March 29, 2024. In the press release, Harmonic also announced that it would be holding a conference call on April 29, 2024 to discuss its financial results for the quarter ended March 29, 2024. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information in Exhibit 99.1 is incorporated herein by reference.
The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 furnished herewith shall not be incorporated by reference into any filing by Harmonic under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act.

Item 5.02.	Compensatory Arrangements of Certain Officers
CEO Appointment Letter
In connection with the previously announced appointment of Nimrod Ben-Natan as Chief Executive Officer (“CEO”) of Harmonic Inc. (the “Company”) to be effective as of June 11, 2024, on April 29, 2024, Harmonic Video Networks Ltd. (“HVN”), a subsidiary of Harmonic Inc. (the “Company”), entered into a CEO appointment letter with Mr. Ben-Natan (the “CEO Appointment Letter”), also to be effective as of June 11, 2024. The CEO Appointment Letter provides Mr. Ben-Natan with an annual base salary of $600,000 in his role as CEO, as well as a target annual bonus opportunity of 100% of his salary for the Company’s fiscal year 2024 under the Company’s Corporate Bonus Plan (prorated for the period during the year that he serves as CEO). For fiscal year 2024, Mr. Ben-Natan will remain eligible for a bonus under the Company’s Broadband Bonus Plan for his partial year of service prior to his transition to the CEO role, and his bonus opportunity of 60% of his salary prorated to reflect such partial year of service. In addition, the CEO Appointment Letter provides that Mr. Ben-Natan will receive, subject to approval by the Company’s Board of Directors (the “Board”) or its Compensation Committee (the “Committee”), restricted stock units (“RSUs”) with an aggregate value of $5,500,000 (based on the 30-trading day average closing prices of a share of the Company’s common stock immediately prior to the grant date). 50% of the RSUs will be scheduled to vest based on Mr. Ben-Natan’s continued service with the Company or its subsidiaries, with 1/3rd vesting after one year and as to 1/12th vesting quarterly thereafter for eight quarters. The CEO Appointment Letter provides that the remaining 50% of the RSUs will vest based on both performance- and service-based criteria as determined by the Board or Committee, which performance criteria are expected to include specified levels of Company total stockholder return measured over three years following the grant date, and subject to Mr. Ben-Natan’s continued service through performance certification following the performance period. Other than with respect to the terms specified in the CEO Appointment Letter, Mr. Ben-Natan remains eligible for the benefits under his standard employment agreement entered into with HVN, dated December 7, 2012.
CEO Severance Agreement
Additionally, on April 29, 2024, Mr. Ben-Natan entered into an amended and restated Change of Control Severance Agreement with the Company (the “Severance Agreement”), which will become effective as of the effective date of Mr. Ben-Natan’s appointment as CEO, providing for certain severance payments and benefits upon a qualifying termination of his employment. If Mr. Ben-Natan’s employment is terminated by the Company as a result of an Involuntary Termination without Cause within 18 months following a Change of Control (as such terms are defined in the Severance Agreement), then, subject to his release of claims in favor of the Company, Mr. Ben‑Natan will be eligible to receive: (i) a lump sum cash payment equal to 200% of the sum of his annual salary and the greater of his target annual bonus or the average actual bonus for the two prior years, (ii) 100% employer-paid supplemental health and dental insurance coverage for up to one year, (iii) 100% vesting acceleration of his then-outstanding equity awards, with any performance-based criteria deemed achieved at 100% of target performance, and exercisability of options for one year following such employment termination, and (iv) a lump sum cash payment of $5,000 for outplacement assistance.

Consulting Agreement
On April 29, 2024, the Company entered into a consulting agreement with Mr. Harshman (the “Harshman Consulting Agreement”), effective June 11, 2024, and ending on the one-year anniversary thereof, subject to any extension by mutual agreement between the parties. Under the Harshman Consulting Agreement, Mr. Harshman will provide services to the Company including transition services in connection with his transition from his role as CEO of the Company, and such advisory services as may be requested by the CEO or the Board. In consideration of these services, the Company will provide Mr. Harshman with Company-paid COBRA premiums for up to 12 months following Mr. Harshman’s employment termination. In addition, during the period of Mr. Harshman’s services under the Harshman Consulting Agreement, Mr. Harshman will remain eligible to continue vesting in the equity awards granted to him by the Company prior to the termination of his employment.
The foregoing summary of the CEO Appointment Letter, Severance Agreement, and Harshman Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CEO Appointment Letter, Severance Agreement, and Harshman Consulting Agreement, a copy of which are attached hereto as Exhibits 10.1 through 10.3 and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
10.1	CEO Appointment Letter between Harmonic Video Networks Ltd. and Nimrod Ben-Natan, signed April 29, 2024.
10.2	Change of Control Severance Agreement between the Company and Nimrod Ben-Natan, as amended and restated, effective June 11, 2024.
10.3	Consulting Agreement between the Company and Patrick Harshman, signed April 29, 2024.
99.1	Press release of Harmonic Inc. dated April 29, 2024, entitled "Harmonic Announces First Quarter 2024 Results."
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2024	HARMONIC INC.

	By:	/s/ Walter Jankovic
Walter Jankovic
Chief Financial Officer